UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 8, 2010

Date of Report (Date of earliest event reported)

GTC BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 Crossing Boulevard

Framingham, Massachusetts 01702

(Address of Principal Executive Offices, including Zip Code)

(508) 620-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2010, GTC Biotherapeutics, Inc., a Massachusetts corporation (the “Company”), entered into a Stock Purchase and Merger Agreement (the “Agreement”) with LFB Biotechnologies S.A.S. (“LFB”) and LFB Merger Sub, Inc., a Massachusetts corporation and a wholly owned subsidiary of LFB (“Merger Sub”). The Agreement provides for the sale of approximately 61,100,000 shares of the Company’s common stock (“Common Stock”) to LFB in a private placement for $0.30 per share, for an aggregate purchase price of approximately $18.3 million. Following completion of the private placement and the conversion of convertible preferred stock of the Company owned by LFB, LFB will own at least 90% of the Company’s outstanding Common Stock. LFB will then effect a short-form merger in accordance with Massachusetts law cashing out all minority shareholders for $0.30 per share, for an aggregate purchase price of approximately $2.7 million (the “Merger”). The completion of the Merger is subject to various customary closing conditions. LFB will not be required to obtain, and does not intend to obtain, any vote of the Company’s other shareholders to effect the Merger. The opening and closing prices of shares of Common Stock on Friday, November 5, 2010 on the over-the-count markets were both $.28 per share. A special committee of independent directors of the Company’s Board of Directors formed to consider the transactions with LFB has unanimously determined that the transactions contemplated by the Agreement, including the Merger, are advisable and in the best interest of the Company and its shareholders, and recommended that the Company’s full Board of Directors approve the Agreement and the transactions contemplated thereby.

The Agreement does not prohibit the Company from soliciting alternative acquisition proposals from third parties or engaging in discussions or negotiations with or providing non-public information to third parties regarding any alternative acquisition proposals. Under the Agreement, the Company’s Board of Directors may terminate the Agreement and accept a superior acquisition proposal. LFB is, however, not obligated to dispose of any of its holdings of the Company’s securities pursuant to, or to vote any of its holdings of the Company’s securities in favor of, any alternative acquisition proposal. If the Company terminates the Agreement to accept a superior acquisition proposal, the Company is required to pay LFB a termination fee of $200,000 and reimburse LFB for its reasonable expenses incurred in connection with the transactions contemplated by the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibits 2.1 hereto, and is incorporated into this report by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants in the Agreement as characterizations of the actual state of facts or condition of the Company or LFB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities

The description of the private placement of Common Stock to LFB and related matters set forth under Item 1.01 is incorporated herein.

Item 3.03	Material Modification to Rights of Security Holders

On November 8, 2010, prior to the execution of the Agreement, the Company’s Board of Directors approved an Amendment (the “Amendment”) to the Shareholder Rights Agreement, dated as of May 31, 2001, between the Company and American Stock Transfer & Trust Company LLC, as rights agent (the “Rights Agreement”).

The Amendment, among other things, renders the Rights Agreement inapplicable to the private placement of Common Stock to LFB, the Merger, the Agreement and the transactions contemplated thereby. The Amendment provides that the execution and delivery of the Agreement, or the consummation of the private placement of Common Stock to LFB, the Merger or the other transactions contemplated by the Agreement, will not be deemed to result in either LFB or Merger Sub becoming an “Acquiring Person” (as such term is defined in the Rights Agreement). In addition, the Amendment provides that none of a “Stock Acquisition Date,” a “Distribution Date,” a “Section 11(a)(ii) Event” or a “Section 13 Event” (each as defined in the Rights Agreement) shall occur, and that “Rights” (as defined in the Rights Agreement) will not separate from the shares of Common Stock, in each case, by reason of the execution and delivery of the Agreement, or the consummation of the private placement of Common Stock to LFB, the Merger or the other transactions contemplated by the Agreement. The Amendment also provides that the Rights Agreement shall expire upon the consummation of private placement of Common Stock to LFB if the Rights Agreement has not otherwise terminated. However, if the Agreement is terminated, the changes to the Rights Agreement pursuant to the Amendment will be of no further force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On November 8, 2010, the Company and LFB issued a joint press release announcing the entering into of the Agreement. This press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Stock Purchase and Merger Agreement, dated November 8, 2010, by and among GTC Biotherapeutics, Inc., LFB Biotechnologies S.A.S. and LFB Merger Sub, Inc.

4.1	Amendment No. 4 to Shareholder Rights Agreement dated as of November 8, 2010 is between GTC Biotherapeutics, Inc., and American Stock Transfer & Trust Company LLC.

99.1	Press release of GTC Biotherapeutics, Inc., dated November 8, 2010. Furnished herewith pursuant to Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

By:	/S/ WILLIAM K. HEIDEN
William K. Heiden,
President and Chief Executive Officer

Date: November 8, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Name

2.1	Stock Purchase and Merger Agreement, dated November 8, 2010, by and among GTC Biotherapeutics, Inc., LFB Biotechnologies S.A.S. and LFB Merger Sub, Inc.

4.1	Amendment No. 4 to Shareholder Rights Agreement dated as of November 8, 2010 is between GTC Biotherapeutics, Inc., and American Stock Transfer & Trust Company LLC.

99.1	Press release of GTC Biotherapeutics, Inc., dated November 8, 2010. Furnished herewith pursuant to Item 1.01.

5